EXHIBIT 10.16
LONG-TERM EQUITY APPRECIATION RIGHTS AWARD
THIRD AMENDMENT AGREEMENT
     This LONG-TERM EQUITY APPRECIATION RIGHTS AWARD THIRD AMENDMENT AGREEMENT (this “Agreement”) is entered into as of December 22, 2006 by and between Gary R. Dalke (the “Participant”), Western Refining, Inc., a Delaware corporation (“WNR”), and Western Refining Company, L.P., a Delaware limited partnership (“WRLP”).
R E C I T A L S:
     WHEREAS, WRLP has assumed responsibility for that certain Long-Term Equity Appreciation Rights Plan (the “EAR Plan”), the terms of which are incorporated herein by reference;
     WHEREAS, the Participant was awarded 1,000 rights (the “Rights”) pursuant to the EAR Plan (the “Award”), the relevant terms of which are incorporated by reference; and
     WHEREAS, the Participant, WRLP and WNR entered into an Amendment Agreement (the “First Amendment”), the relevant terms of which are incorporated herein by reference, effective as of November 9, 2005; and
     WHEREAS, pursuant to the First Amendment, the Participant, WRLP and WNR agreed, upon the closing of an IPO of the Common Stock (the “Effective Time”), to cancel the Award, and as consideration therefore, to make a payment of cash and/or restricted Common Stock (the “Restricted Stock”) to the Participant pursuant to terms set forth in the First Agreement; and
     WHEREAS, the Participant, WRLP and WNR entered into an Amendment Agreement (the “Second Amendment”), the relevant terms of which are incorporated herein by reference, effective as of December 31, 2005; and
     WHEREAS, pursuant to the Second Amendment the Participant, WRLP and WNR clarified the timing of the cash payment set forth in the First Amendment and provided for the termination of the EAR Plan and the Award; and
     WHEREAS, the Participant, WRLP and WNR desire to modify the vesting dates of the Restricted Stock.
     NOW THEREFORE, IT IS HEREBY AGREED, by and among WRLP, WNR and the Participant, as follows:

1.	Section 2(b) of the Second Amendment is amended to read as follows:
(a)	Any shares of Restricted Stock issued pursuant to clause (i) of sub-paragraph (a) above shall be issued by WNR (provided that Participant continues employment with WNR or its affiliates after the Effective Time) as promptly as possible after the Effective Time pursuant to WNR’s Long-Term Incentive Plan (the “Incentive Plan”) to be adopted by WNR on or before the Effective Time and shall be subject to the terms and provisions thereof. The Restricted Stock, if any, issued to the Participant pursuant to the terms of this Agreement shall vest ratably in each of WNR’s fiscal quarters over two years beginning on the last day of WNR’s first full fiscal quarter after the Effective Time and, effective as of December 21, 2006 on the 4th business day prior to the end of the last month of each quarter ending after December 21, 2006 ; provided, however, that any unvested Restricted Stock shall immediately and fully vest upon a Change of Control (as defined in the Incentive Plan) or Disability (as defined in the Incentive Plan) of the Participant.
2.	Not an Employment or Similar Contract. This Agreement shall not confer on the Participant any right with respect to continuance of employment or other service with the WNR or any of its affiliates nor will it interfere with or prevent in any way the right that WNR or any of its affiliates would otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time. The foregoing shall apply even if it is alleged or proven that any such termination was to avoid benefits otherwise available to the Participant under this Agreement.
3.	Withholding. WRLP shall withhold all applicable taxes with respect to distributions under this Agreement and the Participant otherwise agrees to comply with all laws applicable to the withholding or payment of taxes applicable to issuances or vesting of Restricted Stock under this Agreement
4.	Inconsistency. To the extent of any inconsistency between the terms set forth herein and those set forth in the EAR Plan, the Award, the First Amendment or the Second Amendment, the terms set forth herein shall prevail.
5.	Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement.

6.	Further Assurances. Each party agrees to execute, acknowledge and deliver any other agreements, documents or instruments and to take such other action as may reasonably be required to carry out the intents and purposes of this Agreement.
7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any state or other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date set forth above.

THE PARTICIPANT:
/s/ Gary R. Dalke
Name:	Gary R. Dalke

WNR: WESTERN REFINING, INC.
By:	/s/ Paul Foster
Name:	Paul Foster
Title:	President

WRLP:
By:	Western Refining GP, LLC,
its general partner

By:	/s/ Paul Foster
Name:	Paul Foster
Title:	President

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